UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): FEBRUARY 18, 2005

ROBOTIC VISION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-8623	11-2400145
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

486 AMHERST STREET

NASHUA, NEW HAMPSHIRE 03063

(Address of principal executive offices)

Registrant’s telephone number: (603) 598-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 18, 2005, the U.S. Bankruptcy Court for the District of New Hampshire issued an order approving the sale of the assets comprising the company’s Vanguard line of tooling used in ball grid array products and systems, inventories, related intellectual property rights and certain other assets used in that business, to On Target Systems & Services, Inc. The sale is being made under the terms of an asset purchase agreement dated as of February 5, 2005, which is anticipated to close on or before March 4, 2005. The purchase price for the assets includes $950,000 in cash and the assumption of certain accounts payable and other operating liabilities. The company anticipates entering into an amendment to the asset purchase agreement prior to closing amending the purchase price as described above.

The Company’s Vanguard line is used in ball grid array and chip scale package assembly for Intel Corporation’s semiconductor connection business.

ITEM 8.01    OTHER EVENTS.

On February 18, 2005, the company terminated the employment of Earl H. Rideout, a Senior Vice President, in anticipation of the sale of the Company’s SEG division, with which Mr. Rideout was associated. The termination followed the approval by the U.S. Bankruptcy Court for the District of New Hampshire of the Company’s rejection of its employment agreement with Mr. Rideout.

Also on February 18, 2005, Neal H. Sanders, Vice President Investor Relations of the company, resigned as an officer of the company. Mr. Sanders continues as an employee of the company.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements—None

(b) Pro Forma Financial Information—None

(c) Exhibits

EXHIBIT NO.	DESCRIPTION

2.01	Asset Purchase Agreement dated as of February 5, 2005 by and between On Target Systems, & Services, Inc. and Robotic Vision Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2005

ROBOTIC VISION SYSTEMS, INC.

By:	/S/ J. RICHARD BUDD
Name: J. Richard Budd Title: Acting Chief Executive Officer

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